Exhibit 10.9

FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This First Amendment to Membership Interest Purchase Agreement (this “First Amendment”) is dated and effective as of December 29, 2015 and constitutes an amendment to that certain Membership Interest Purchase Agreement dated December 4, 2015 (the Original Agreement), by and between Minneapolis Parking Venture, LLC (“Seller”) and Minneapolis Orpheum Lots, LLC (“Purchaser”).

RECITALS

WHEREAS, Section 2.1 of the Original Agreement provided that the Closing Date shall take place on January 4, 2016;

WHEREAS, the Parties desire to extend the Closing Date.

NOW THEREFORE, Seller and Purchaser confirm and agree as follows:

1)	On or before December 31, 2015, Purchaser shall fund into escrow the balance of the Purchase Price, $14,495,000 ($15,495,000 Purchase Price less the Earnest Money Deposit of $1,000,000). Said Purchase Price shall be nonrefundable subject to performance and adherence to the terms and conditions the Original Agreement;

2)	Upon Purchaser’s deposit as outlined in Paragraph 1 above, the Closing Date shall be extended to January 6, 2016;

3)	All other terms to remain the same.

[signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this First Amendment effective on the date first above written.

BUYER:

MVP MINNEAPOLIS ORPHEUM LOTS, LLC,
a Minnesota limited liability company

By:
	Name:	Michael Shustek
	Title:	Manager

SELLER:

MINNEAPOLIS PARKING VENTURE LLC,
a Delaware limited liability company
By:	Alatus Venture, LLC
Its:	Manager

By:
	Name:	Phillip M. Jaffe
	Title:	Manager
(Constituting the sole member of Minneapolis
Venture LLC)